CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Putnam Asset Allocation Funds of our report dated October 11, 2021, relating to the financial statements and financial highlights, which appears in Putnam Multi-Asset Income Fund’s (formerly Putnam Income Strategies Portfolio) Annual Report on Form N-CSR for the year ended August 31, 2021. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 7, 2022